Exhibit 99.1

NEWS RELEASE

For Immediate Release
February 27, 2019

For Further Information Contact:
Charles R. Hageboeck, President & CEO
(304) 769-1102

City Holding Company Announces Approval of Stock Repurchase Plan

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $4.9 billion bank holding company headquartered in Charleston, today announced that the board authorized the Company to buy back up to 1,000,000 of its common shares (approximately 6% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders. Management may commence or suspend purchases at any time or from time-to-time based on market and business conditions and without prior notice. No time limit has been placed on the duration of the share repurchase program. As part of its authorization, the Company rescinded the previous share repurchase plan approved in September 2014. Through February 27, 2019, the Company repurchased 888,243 shares under the September 2014 plan.

"As of February 27, 2019, the Company was very well capitalized and capital continues to grow due to our exceptional earnings. As a result, we view this repurchase plan as part of an ongoing strategy to build value for our stockholders while maintaining appropriate capital levels,” stated Charles R. Hageboeck, President & CEO. The Company currently has 16.6 million outstanding common shares. Repurchase of the Company's stock is subject to availability of the stock and may be discontinued at any time.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 97 branches across West Virginia, Kentucky, Virginia and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management's beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management's control.  Examples of forward-looking statements include, but are not limited to, information regarding our business plan and strategies, projected future financial performance, the determination of our allowance for loan losses, the carrying value of certain assets, and statements regarding our risk exposure.  Words such as "anticipate," "expect," "may," "will," "should," "likely," "estimate," "intend" and other similar words and expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Uncertainty, risks, changes in circumstances and other factors could cause the Company's actual results to differ materially from those projected in the forward-looking statements.  Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K under “Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations within our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment;  (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers' performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions, integration of acquired companies, and liquidity needs; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; (14) the expected cost savings and any revenue synergies from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may not be fully realized within the expected time frames; (15) the disruption from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may make it more difficult to maintain relationships with clients, associates, or suppliers; and (16) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

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